                                                                   EXHIBIT 10.41

"THIS NOTE IS EXPRESSLY SUBJECT TO AND CONDITIONED UPON THE TERMS, PROVISIONS AND CONDITIONS SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT DATED AS OF THE DATE HEREOF. ANY TRANSFEREE OF THIS NOTE SHALL BE BOUND BY ALL OF THE TERMS OF THE INTERCREDITOR AGREEMENT."

                       GMS DENTAL GROUP MANAGEMENT, INC.

                                Promissory Note
                                ---------------

$6,229,174                                             San Francisco, California
                                                                   July 24, 1997

     GMS Dental Group Management, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to Fremont Dental Group, a California general partnership (the "Holder") or order, the principal amount of Six Million Two Hundred Twenty-Nine Thousand One Hundred Seventy-Four Dollars ($6,229,174), or such lesser amount as may be due hereunder in accordance with the following paragraph, without interest thereon. Payment shall be made in lawful money of the United States of America at the Holder's principal place of business or at such other place in the United States as Holder shall have designated to the Company in writing.

     Payment of the principal amount of this Note shall be made as follows: (i) equal monthly installments of Fourteen Thousand One Hundred Dollars ($14,100) for a period of sixty (60) consecutive months, with the first such installment due on August 1, 1997 and the final such installment due July 1, 2002, (ii) a lump sum payment in the amount of Five Hundred Thousand Dollars ($500,000) due and payable on July 24, 1999, (iii) a lump sum payment in the amount of Two Million Eighty-Three Thousand One Hundred Seventy-Four Dollars ($2,083,174) due and payable on July 24, 2002 and (iv) a lump sum payment in the amount of Two Million Eight Hundred Thousand Dollars ($2,800,000), or such lesser amount which may become due and payable under and in accordance with that certain Earn-Out Agreement (the "Earn-Out Agreement") of even date herewith, which amount shall be due and payable on October 15, 2002 or such earlier date as may be set forth in the Earn-Out Agreement. Any payment coming due hereunder on a Saturday, Sunday or legal holiday shall be due on the next following business day.

     Unless otherwise defined herein, capitalized terms shall have the meaning as in that certain Asset Purchase Agreement (the "Asset Purchase Agreement") of even date herewith by and among the Company, Holder and GMS Dental Group, Inc., a Delaware corporation (hereinafter "Guarantor").

     This Note hereby incorporates by reference and is subject to the terms and conditions contained in that certain Intercreditor Agreement of even date herewith, as amended from time to time (the "Intercreditor Agreement"), among the Company, Guarantor, Holder and Imperial Bank. In the event of a conflict between the provisions of the Intercreditor Agreement and this Note, the provisions of the Intercreditor Agreement shall prevail. This Note is secured by that certain Security Agreement (the "Security Agreement") entered into by the Company and

Guarantor in favor of Holder of even date herewith, which Security Agreement is likewise subject to the terms and conditions contained in the Intercreditor Agreement.

     The Company's obligation to make payments under this Note is guaranteed by GMS Dental Group, Inc., a Delaware corporation (the "Guarantor") under and in accordance with that certain Guaranty of even date herewith by and between the Holder and Guarantor, which Guaranty is likewise subject to the terms and conditions contained in the Intercreditor Agreement.

     If any of the events specified below (each, an "Event of Default") shall occur, the Holder of this Note may, so long as such condition exists, declare the entire principal amount immediately due and payable, by notice in writing to the Company:

          (i) Default in the payment of any amount of this Note when due and payable if such default is not cured by the Company within ten (10) days after the Holder has given the Company written notice of such default;

          (ii) The institution by the Company or the Guarantor (as the case may be) of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official, of the Company or the Guarantor (as the case may be), or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company or the Guarantor (as the case may be) in furtherance of such action;

          (iii) If, within sixty (60) days after the commencement of an action against the Company or the Guarantor (and service of process in connection therewith on the Company or the Guarantor (as the case may be)) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or the Guarantor (as the case may be) or all orders or proceedings thereunder affecting the operations or the business of the Company or the Guarantor (as the case may be) stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company or the Guarantor (as the case may be) of any trustee, receiver or liquidator of the Company or the Guarantor (as the case may be) or of all or any substantial part of the properties of the Company or the Guarantor (as the case may be), such appointment shall not have been vacated;

          (iv) Any declared default of the Company or the Guarantor (as the case may be) under any senior line of indebtedness from Imperial Bank or a similar institutional lender (the "Senior Indebtedness") that gives the holder thereof the right to accelerate such Senior Indebtedness, and such Senior Indebtedness is in fact accelerated by such holder;

          (v) If the Company or the Guarantor (as the case may be) fails to maintain its corporate existence or takes any steps towards winding up its affairs or dissolution;

          (vi) If the Company sells, assigns or otherwise disposes of or transfers greater than 50% of the value of its assets, whether pursuant to one transaction or a series of transactions, unless prior to such disposal or transfer the transferee has agreed to become jointly and severally liable with the Company under this Note and the Earn-Out Agreement;

          (vii) If the Company or the Guarantor (as the case may be) consolidates with, or merges into or with, or enters into any other similar transaction unless the Company or the Guarantor (as the case may be) is the surviving corporation, and has expressly ratified in writing the obligations of the Company or the Guarantor (as the case may be) under this Note, the Earn-Out Agreement and the Guaranty, as applicable;

          (viii) If the Guarantor ceases to own, directly or indirectly through one or more wholly-owned subsidiaries, 100% of the outstanding capital stock of the Company;

          (ix) If the Company or the Guarantor (as the case may be) incurs, or becomes a guarantor of, any indebtedness arising out of an acquisition or series of acquisitions by the Company or Guarantor of dental groups or other similar professional entities where the material terms of such indebtedness, including, without limitation, any standstill or subordination provision, when taken as a whole, are more favorable to the acquisition creditor than those set forth in this Note, the Intercreditor Agreement and the Security Agreement (it being acknowledged, however, that any such indebtedness which does not contain standstill periods (during which remedies and rights may not be exercised) at least as long as the duration of the standstill periods applicable to Holder set forth in the Intercreditor Agreement, shall be deemed to more favorable, when taken as a whole); or

          (x) In the event (A) of any default in any material respect by Guarantor or Company under the Guaranty or the Security Agreement if such default is not cured within thirty (30) days after written notice thereof from the Holder (or such longer period of time as may be reasonably necessary to cure such default so long as (i) the Guarantor or the Company (as the case may be) diligently commences and pursues such cure and (ii) the extension of such cure periods does not have a material adverse effect on Holder) or (B) that any of the representations or warranties of the Guarantor or the Company made in Guaranty or Security Agreement proves to have been false or misleading in any material respect when made, unless the Guarantor or company, as the case may be, remedies the same to the reasonable satisfaction of the Holder within thirty
(30) days of written notice of the same from the Holder (or such longer period of time as may be reasonably necessary to cure the same so long as (i) the Guarantor or the Company, as the case may be, diligently commences and pursues such cure and (ii) the extension of such cure period does not have a material adverse effect on Holder).

     The Company acknowledges and agrees that its obligations under this Note are absolute, unconditional and irrevocable, and the company shall have no offset or other similar rights under this Note in any circumstances, including, without limitation, an early termination of the Management Agreement for any reason, except that the Company may offset against amounts coming due hereunder
        ------ ----
any amounts which are finally determined to be due and payable (and which are not timely paid) by Holder to the Company pursuant to Section 8.1 of the Asset Purchase Agreement, in accordance with the provisions of Article 8 of the Asset Purchase Agreement.

     Notwithstanding the preceding paragraph, in the event that the Company asserts a bona fide claim pursuant to Section 8.1 of the Asset Purchase Agreement (a "Claim"), then, pending the final determination of the Company's rights under Article 8 of the Asset Purchase Agreement in respect of such Claim, the Company shall be entitled to withhold from amounts coming due under this Note an aggregate amount up to the amount of any such Claim; provided that as a condition to such withholding, the Company shall establish a joint bank account (the "Separate Account") in the name of the Company and the Holder (which account shall require signatures of representatives of both the Holder and the Company for any withdrawals) and shall deposit all such withheld amounts ("Disputed Funds") into such account. The Disputed Funds shall be held in the Separate Account until the Claim is finally settled. Holder shall take all reasonable steps requested by the Company to facilitate the creation of the Separate Account and the depositing therein of the Disputed Funds.

     In the event the Company and/or its affiliates desire to incur an aggregate principal amount of Senior Liabilities (as defined in the Intercreditor Agreement) at any time in an amount exceeding Twelve Million Dollars ($12,000,000) (such aggregate desired amount, the "Desired Senior Liabilities Amount"), then, as a condition thereto, the Company shall first provide written notice (an "Increase Notice") to the Holder (along with financial statements of the Company certified by an officer of the Company) evidencing in reasonable detail that the Guarantor's Leverage Ratio (as defined below) for each of its two (2) fiscal quarters immediately preceding the date of such notice was not greater than 3.75 to 1. Upon receipt of an Increase Notice from Company, Holder shall within five (5) business days provide a written notice to Company, with a copy to the Agent (as defined in the Intercreditor Agreement) either (i) confirming Holder's consent and agreement to the information contained in Company's Increase Notice or (ii) explaining in reasonable detail any disagreement with Company's Increase Notice. If Holder fails to so respond to an Increase Notice within such five (5) business days, Holder shall be deemed to have agreed to the increase in Senior Liabilities up to the Desired Senior Liabilities Amount as described in the Increase Notice. For purposes hereof, the Guarantor's Leverage Ratio shall be determined by taking a fraction (i) the numerator of which equals the Desired Senior Liabilities Amount and (ii) the denominator of which equals the earnings of the Guarantor and its subsidiaries taken on a consolidated basis before accounting for interest, taxes, depreciation and amortization (EBIDTA), determined on an annualized basis and otherwise in accordance with GAAP. The Company shall be deemed to have committed an Event of Default hereunder if the Company causes or permits the Senior Liabilities to be so increased without first providing an Increase Notice and obtaining prior approval of Holder as required hereunder.

     For so long as amounts remain outstanding under this Note the Company will provide the Holder with (i) unaudited quarterly financial statements of the Guarantor within 60 days following the close of each of the Guarantor's fiscal quarters and (ii) audited financial statements of the Guarantor within 120 days following the close of the Guarantor's fiscal year.

     At the end of each quarterly period during the term of this Note, an appropriate officer of the Company shall send written notice to the Holder certifying that no Event of Default exists under either this Note or the outstanding Senior Indebtedness, unless such default exists, in which case the Company shall follow the default notice provisions in this Note and the Intercreditor Agreement.

     The Company reserves the right, subject to the prior written consent of Imperial Bank, to prepay this Note, in whole or in part at any time or from time to time without penalty or premium. Any prepayments shall be credited first to accrued but unpaid interest and then to the latest maturity or maturities of principal remaining unpaid. In the event of prepayment in part, a new note shall be issued representing the unpaid amount.

     Any portion of the principal amount of this Note which is paid before its due date (whether by optional prepayment, acceleration or otherwise) shall be discounted by computing the present value, as of the date of actual payment, and using a discount rate of 8% per annum, compounded monthly, and based on the maturity date of the amount prepaid.

     If any payment required hereunder is not made when due, and if action is instituted on this Note, the Company agrees to pay the Holder any and all costs and expenses incurred in connection with the enforcement or collection of this Note, including, without limitation, all reasonable attorneys' fees and disbursements and court costs. Additionally, any portion of the principal amount hereof not paid on or before the date due (whether at maturity, upon acceleration or otherwise) shall accrue interest following the date due at the lesser of (i) the "reference rate" announced from time to time by Bank of America NT&SA plus four percent (4%) or (ii) the maximum rate permitted by law, which interest shall be payable on demand.

     Any notice required or permitted hereunder shall be given in the manner provided in the Intercreditor Agreement.

     This Note may be assigned by Holder at any time.

     This Note may be assigned by the Holder at any time.


GMS DENTAL GROUP MANAGEMENT,   FREMONT DENTAL GROUP, a California
INC., a Delaware corporation   general partnership


By: /s/ MICHAEL THOMAS FIORE   By: /s/ JOHN MAGUIRE as attorney-in-fact
    ------------------------       ---------------------------------------------
    Michael T. Fiore               Joseph Checchio, Jr., D.D.S., Partner
    President and Chief
    Executive Officer          By: /s/ ALEXANDER GONZALES
                                   ---------------------------------------------
                                   Alexander Gonzales, D.D.S., Partner

                               By: /s/ JOHN MAGUIRE as attorney-in-fact
                                   ---------------------------------------------
                                   Frederick Johnston, D.D.S., Partner

                               By: /s/ JOHN MAGUIRE
                                   ---------------------------------------------
                                   John Maguire, D.D.S., Partner